As filed with the Securities and Exchange Act on November 24, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PIPER JAFFRAY COMPANIES
(Exact name of Registrant as Specified in Its Charter)

Delaware	30-0168701
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
800 Nicollet Mall, Suite 800
Minneapolis, Minnesota 55402
(612) 303-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James L. Chosy
General Counsel and Secretary
Piper Jaffray Companies
800 Nicollet Mall, Suite 800
Minneapolis, Minnesota 55402
(612) 303-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Registered	Offering Price	Aggregate	Registration
to be Registered	(No. of Shares)	Per Unit	Offering Price	Fee
Common Stock, $.01 par value per share (and associated preferred share purchase rights)	(1)(2)	(1)(2)	(1)(2)	(3)
Preferred Stock, $.01 par value per share
Depositary Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	This registration statement also registers, where required, an indeterminate amount of securities that may be reoffered and resold by Piper Jaffray & Co. and other affiliates of the Registrant in market-making transactions.

(3)	In reliance on and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS
Piper Jaffray Companies
Common Stock
Preferred Stock
Depositary Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units

     We may offer from time to time shares of our common stock, shares of our preferred stock, depositary shares, senior debt securities, subordinated debt securities, warrants, stock purchase contracts, or stock purchase units covered by this prospectus independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.
     We will provide specific terms of any offering of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.
     Our common stock is listed on the New York Stock Exchange under the symbol “PJC.”

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is November 24, 2009.

TABLE OF CONTENTS
Prospectus
          We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

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ABOUT THIS PROSPECTUS
          This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the “Commission” or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the automatic shelf process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
          This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”
          When we refer to “Piper Jaffray,” “Piper Jaffray Companies,” “our company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Piper Jaffray Companies, a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise indicates.

WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange, or “NYSE”. You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.piperjaffray.com. However, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.
          The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus; provided , however , that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 2, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the SEC on May 8, 2009, July 31, 2009 and November 6, 2009, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on February 2, 2009, February 23, 2009, May 7, 2009, August 6, 2009 and September 24, 2009.

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•	All other reports filed by the Registrant pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the fiscal year on December 31, 2008; and

•	The description of the Registrant’s common stock and associated preferred share purchase rights contained in the Registrant’s registration statement on Form 10 (File No. 001-31720), as amended (declared effective on December 19, 2003), filed pursuant to the Exchange Act and in any registration statement or report filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or in any report filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you through our Web site at www.piperjaffray.com and at the SEC’s Web site at www.sec.gov, or by writing or telephoning us at the following address:
Investor Relations
Attn: Jennifer Olson-Goude
Piper Jaffray Companies
800 Nicollet Mall, Suite 800
Minneapolis, Minnesota 55402-7020
(612) 303-6000
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by our company may contain “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, including those discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2008, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).
          We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
          Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.
THE COMPANY
     Piper Jaffray Companies is a leading, international middle market investment bank and institutional securities firm, serving the needs of middle-market corporations, private equity groups, public entities, nonprofit clients and

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institutional investors. Founded in 1895, Piper Jaffray provides a broad set of products and services, including equity and debt capital markets products; public finance services; mergers and acquisitions advisory services; high-yield and structured products; institutional equity and fixed income sales and trading; equity and fixed income research; and asset management services. We are headquartered in Minneapolis, Minnesota and have 34 offices across the United States and international locations in London, Hong Kong and Shanghai. We market our investment banking and institutional securities business under a single name—Piper Jaffray—which gives us a consistent brand across this business. We market our asset management business under the name of FAMCO, which is the brand name of Fiduciary Asset Management, LLC.
     Prior to 1998, Piper Jaffray was an independent public company. U.S. Bancorp acquired the Piper Jaffray business in 1998 and operated it through various subsidiaries and divisions. At the end of 2003, U.S. Bancorp facilitated a tax-free distribution of our common stock to all U.S. Bancorp shareholders, causing Piper Jaffray to become an independent public company again. On August 11, 2006, we sold our Private Client Services branch network and certain related assets to UBS Financial Services Inc. for approximately $750 million, which included $500 million for the branch network and approximately $250 million for the net assets of the branch network.
     Our continuing operations consist principally of four components:
•	Investment Banking — We raise capital through equity and debt financings for our corporate clients. We operate in eight focus industries, namely, business services, clean technology and renewables, consumer, financial institutions, health care, industrial growth, media and telecommunications, and technology industries, primarily focusing on middle-market clients. We also provide financial advisory services relating to mergers and acquisitions to clients in these focus industries, as well as to companies in other industries. For our government and non-profit clients, we underwrite debt issuances and provide financial advisory and interest rate risk management services. Our public finance investment banking capabilities focus on state and local governments, health care, higher education, housing, hospitality and commercial real estate industries.

•	Equity and Fixed Income Institutional Sales and Trading — We offer both equity and fixed income sales and trade execution services for institutional investors, public and private corporations, public entities and non-profit clients. Integral to our capital markets efforts, we have equity sales and trading relationships with institutional investors in the United States, Europe and Asia that invest in our focus industries. Our fixed income sales and trading professionals have expertise in municipal, corporate, agency and structured product securities and cover a range of institutional investors. In addition, we engage in proprietary trading in certain products where we have expertise.

•	Asset Management — In the third quarter of 2007, we acquired Fiduciary Asset Management, LLC (“FAMCO”), an asset management firm with $5.9 billion in assets under management as of June 30, 2009. Our asset management services are principally offered through this subsidiary. FAMCO provides services to separately managed accounts and closed-end funds and offers an array of investment products including flex equity, master limited partnerships, fixed income, balanced and quantitative equity.

•	Other Income — Other income includes gains and losses from investments in private equity and venture capital funds as well as other firm investments and income associated with the forfeiture of equity awards.
     Our principal executive offices are located at 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402, and our general telephone number is (612) 303-6000.
USE OF PROCEEDS
          Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include acquisitions, additions to working capital, capital expenditures, investments in our subsidiaries, and repayment of debt. Net proceeds may be temporarily invested prior to use.

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DESCRIPTION OF THE SECURITIES
          We may issue from time to time, in one or more offerings, the following securities:
•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	debt securities, which may be senior or subordinated;

•	warrants;

•	stock purchase contracts; or

•	stock purchase units.
          We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, depositary shares, senior or subordinated debt securities, warrants, stock purchase contracts or stock purchase units that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.
PLAN OF DISTRIBUTION
          We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
          Piper Jaffray & Co., our wholly-owned subsidiary, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the offered securities. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when a member of FINRA participates in offerings of an affiliated company’s securities. Accordingly, offerings of the offered securities in which Piper Jaffray & Co. participates will conform to the requirements set forth in Rule 2720 and/or any other rule which might complement or substitute said provision. Furthermore, any FINRA member offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.
LEGAL MATTERS
          The validity of the securities and certain other matters will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota.
EXPERTS
          The consolidated financial statements of Piper Jaffray Companies incorporated by reference in Piper Jaffray Companies’ Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Piper Jaffray Companies’ internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Piper Jaffray Companies management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
          The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Securities and Exchange Commission registration fee			$(1)
Rating agency fees		+
Legal fees and expenses		+
Accounting fees and expenses		+
Blue Sky fees and expenses		+
FINRA filing fees		75,500	(2)
Trustee’s fees and expenses		+
Printing and engraving		+
Miscellaneous		+

Total	$	+

[1]	Deferred in reliance upon Rule 456(b) and 457(r).

[2]	Assumes maximum fee payable under FINRA rules and regulations.

+	Estimated expenses are not presently known.
Item 15. Indemnification of Directors and Officers
     The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides in relevant part as follows:
     A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     As permitted by Delaware law, the Registrant has included in its certificate of incorporation a provision to eliminate the personal liability of its directors to the fullest extent permitted by law. In addition, its certificate of incorporation and bylaws provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.
     The Registrant maintains directors and officers liability insurance for the benefit of its directors and officers.
     Reference is made to the form of Underwriting Agreement which will be included or incorporated by reference as an exhibit to this registration statement for provisions regarding indemnification of the Registrant’s officers, directors and controlling persons against specified liabilities.
Item 16. Exhibits.

Exhibit No.	Description	Method of Filing

1.1	Form of Underwriting Agreement	(1)

4.1	Form of Specimen Certificate for Piper Jaffray Companies Common Stock	(2)

4.2	Amended and Restated Certificate of Incorporation	(3)

4.3	Amended and Restated Bylaws	(4)

4.4	Rights Agreement dated as of December 31, 2003 between Piper Jaffray Companies and Mellon Investor Services LLC, as Rights Agent	(5)

4.5	Form of Senior Indenture	Filed
		Herewith

4.6	Form of Subordinated Indenture	Filed
		Herewith

4.7	Form of preferred stock certificate of designation	(1)

4.8	Form of preferred stock certificate	(1)

4.9	Form of Deposit Agreement with respect to depositary shares (including form of depositary receipt)	(1)

4.10	Form of senior debt security	(1)

4.11	Form of subordinated debt security	(1)

4.12	Form of Warrant Agreement (including form of warrant)	(1)

4.13	Form of Stock Purchase Contract (including form of stock purchase contract certificate)	(1)

4.14	Form of Unit Agreement (including form of unit certificate)	(1)

5.1	Opinion of Faegre & Benson LLP	Filed
		Herewith

Exhibit No.	Description	Method of Filing

23.1	Consent of Ernst & Young LLP	Filed
Herewith

23.2	Consent of Faegre & Benson LLP (included in Exhibit 5.1)	Filed
Herewith

24.1	Power of Attorney	Filed
Herewith

(1)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.

(2)	Filed as Exhibit 4.1 to the Company’s Form 10, filed with the Commission on June 25, 2003, and incorporated herein by reference.

(3)	Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the Commission on August 3, 2007, and incorporated herein by reference.

(4)	Filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the Commission on August 3, 2007, and incorporated herein by reference.

(5)	Filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004, and incorporated herein by reference.
Item 17. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such first use;
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
          Pursuant to the requirements of the Securities Act, Piper Jaffray Companies certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hennepin, and the State of Minnesota, on this 24th day of November, 2009.

PIPER JAFFRAY COMPANIES (Registrant)
By:	/s/ Andrew S. Duff
	Name:	Andrew S. Duff
	Title:	Chairman and Chief Executive Officer

               Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on November 24, 2009.

Signature	Title

* Andrew S. Duff	Chairman and Chief Executive Officer (Principal Executive Officer)

* Debbra L. Schoneman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Michael R. Francis	Director

* Virginia Gambale	Director

* B. Kristine Johnson	Director

Signature	Title

* Addison L. Piper	Director

* Lisa K. Polsky	Director

* Frank L. Sims	Director

* Jean M. Taylor	Director

*	James L. Chosy, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an exhibit to this registration statement.

/s/ James L. Chosy

By:	James L. Chosy
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

1.1	Form of Underwriting Agreement	(1)

4.1	Form of Specimen Certificate for Piper Jaffray Companies Common Stock	(2)

4.2	Amended and Restated Certificate of Incorporation	(3)

4.3	Amended and Restated Bylaws	(4)

4.4	Rights Agreement dated as of December 31, 2003 between Piper Jaffray	(5)
	Companies and Mellon Investor Services LLC, as Rights Agent

4.5	Form of Senior Indenture	Filed
		Herewith

4.6	Form of Subordinated Indenture	Filed
		Herewith

4.7	Form of preferred stock certificate of designation	(1)

4.8	Form of preferred stock certificate	(1)

4.9	Form of Deposit Agreement with respect to depositary shares (including form of depositary receipt)	(1)

4.10	Form of senior debt security	(1)

4.11	Form of subordinated debt security	(1)

4.12	Form of Warrant Agreement (including form of warrant)	(1)

4.13	Form of Stock Purchase Contract (including form of stock purchase contract certificate)	(1)

4.14	Form of Unit Agreement (including form of unit certificate)	(1)

5.1	Opinion of Faegre & Benson LLP	Filed
		Herewith

23.1	Consent of Ernst & Young LLP	Filed
		Herewith

23.2	Consent of Faegre & Benson LLP (included in Exhibit 5.1)	Filed
		Herewith

24.1	Power of Attorney	Filed
		Herewith

(1)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.

(2)	Filed as Exhibit 4.1 to the Company’s Form 10, filed with the Commission on June 25, 2003, and incorporated herein by reference.

(3)	Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the Commission on August 3, 2007, and incorporated herein by reference.

(4)	Filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the Commission on August 3, 2007, and incorporated herein by reference.

(5)	Filed as Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 8, 2004, and incorporated herein by reference.